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                                                                  EXHIBIT 10 (x)

                              ORGANOGENESIS INC.
                      1999 NONQUALIFIED STOCK OPTION PLAN

     1. Purpose. This non-qualified stock option plan, to be known as the 1999 Nonqualified Stock Option Plan (hereinafter, this "Plan"), is intended to promote the interests of ORGANOGENESIS INC. (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are officers, directors, and consultants of the Company.

     2. Available Shares. The total number of shares of Common Stock, par value $0.01, of the Company ("Common Stock"), for which options may be granted under this Plan shall not exceed 1,000,000 (one million) shares, subject to adjustment in accordance with Section 8 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

     3. Administration. This Plan shall be administered by the Board of Directors of the Company. The Board of Directors shall, subject to the provisions of this Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable.

     4. Option Price. The purchase price of the stock covered by an option granted pursuant to this Plan shall be no less than 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 8 of this Plan. For purposes of this Plan, the fair market value of a share of Common Stock on any day shall be the last reported sales price of such share on the last trading day preceding the date of option grant as reported by American Stock Exchange or any other recognized trading system if the Company's shares are not traded on the American Stock Exchange.

     5. Period of Option. Options granted hereunder shall expire on a date which is ten (10) years after the date of grant of the options.

     6. Vesting of Shares. Options granted under this Plan shall not be exercisable until they become vested. The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan.
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     7.   Exercise of Option. Subject to the terms and conditions of this plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Treasurer, Organogenesis Inc., at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. The Company or its transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a shareholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the option.

     8. Adjustments Upon Changes in Capitalization and Other Matters. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him hereunder shall be adjusted as hereinafter provided:

          (a)  Stock Dividends and Stock Splits.  If the shares of Common Stock
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     shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (b)  General. Except as set forth in subparagraph (b) below, in the
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     event of a consolidation, merger or other reorganization in which all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition") or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised Options or Stock Appreciation Rights will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the difference between
     (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options or Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding Options or Stock Appreciation Rights in exchange for the termination of such Options and Stock Appreciation Rights, and (iv) provide that all or any outstanding Awards shall become exercisable or realizable in full prior to the effective date of such Acquisition.
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          (c) Notwithstanding any other provision to the contrary in this Plan, in the event of a Change of Control (as defined below), all Awards outstanding as of the date such Change in Control occurs shall become exercisable in full, whether or not exercisable in accordance with their terms. A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the date this Plan is adopted, constitute the Board of Directors of the Company (as of the date thereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date thereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 30% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


          (d)  Issuances of Securities.  Except as expressly provided herein, no
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issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the company.

          (e)  Adjustments.  Upon the happening of any of the foregoing events,
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the class and aggregate number of shares set forth in paragraph 2 hereof that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events.
The Board of Directors or the Successor Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.

     9. Restrictions on Issuances of Shares. Notwithstanding the provisions of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:
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          (i)  The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

     10. Representation of Optionee. The Company shall require the optionee to deliver written warranties and representations upon exercise of the option that are necessary to show compliance with Federal and state securities laws including to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

     11. Option Agreement. Each option granted under the provisions of this Plan shall be evidenced by an option agreement in such form as may be approved by the Board of Directors, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the Board of Directors.

     12. Termination and Amendment of Plan. Options may no longer be granted under this Plan ten years from its effective date and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an option previously granted to him.